Exhibit 6

AGREEMENT OF JOINT FILING

This joint filing agreement (this “Agreement”) is made and entered into as of this 12th day of January, 2018, by and among Takeda Pharmaceutical Company Limited, Takeda Pharmaceuticals International AG, Takeda Pharma A/S, Takeda A/S and Takeda Europe Holdings B.V.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings of any Schedule 13D, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

By:	/s/ Paul Sundberg
Name:	Paul Sundberg
Title:	Vice President and Deputy General Counsel

TAKEDA PHARMACEUTICALS INTERNATIONAL AG

By:	/s/ Paul Sundberg
Name:	Paul Sundberg
Title:	Vice President and Deputy General Counsel

TAKEDA PHARMA A/S

By:	/s/ Paul Sundberg
Name:	Paul Sundberg
Title:	Vice President and Deputy General Counsel

TAKEDA A/S

By:	/s/ Paul Sundberg
Name:	Paul Sundberg
Title:	Vice President and Deputy General Counsel

TAKEDA EUROPE HOLDINGS B.V.

By:	/s/ Paul Sundberg
Name:	Paul Sundberg
Title:	Vice President and Deputy General Counsel